                            LIMITED POWER OF ATTORNEY

        Know all men by these presents that Donald B. Marron does hereby make, constitute and appoint Timothy Kacani as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned in the undersigned's individual capacity and as managing member of Marron & Associates, LLC, for which the undersigned is authorized to sign, to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange commission with respect to: (i) Sections 13(d) and 16(a) of the Securities
Exchange Act of 1934, as amended (the "Act"), including without limitation,
Schedule 13D, Schedule 13G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.

/s/ Donald B. Marron
-----------------------------
Name: Donald B. Marron

Date: February 11, 2005